Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Miscellaneous Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 653 to the Registration Statement (Form N-1A No 333-132380) of WisdomTree Trust, and to the incorporation by reference of our report, dated August 23, 2018, on WisdomTree Dynamic Currency Hedged Europe Equity Fund, WisdomTree Dynamic Currency Hedged International Equity Fund, WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund, WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund, WisdomTree Dynamic Currency Hedged Japan Equity Fund, WisdomTree Emerging Markets Dividend Fund, WisdomTree Europe Domestic Economy Fund, WisdomTree Global ex-Mexico Equity Fund, WisdomTree Global Hedged SmallCap Dividend Fund, WisdomTree Global SmallCap Dividend Fund, WisdomTree ICBCCS S&P China 500 Fund, WisdomTree Fundamental U.S. Corporate Bond Fund, WisdomTree Fundamental U.S. High Yield Corporate Bond Fund, WisdomTree Fundamental U.S. Short-Term Corporate Bond Fund, WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Fund, WisdomTree Dynamic Bearish U.S. Equity Fund, WisdomTree Dynamic Long/Short U.S. Equity Fund, and WisdomTree Balanced Income Fund (eighteen of the portfolios constituting WisdomTree Trust), included in the Annual Report for the fiscal periods ended June 30, 2018.

/s/ Ernst & Young LLP

New York, NY

October 25, 2018